Exhibit 10.05

                       POINTS OF AGREEMENT
                 Gilardoni S.pA. & Vivid meeting
                        October 23, 1997

1.      a)      Gilardoni to pay Vivid $3,000 royalty per system for the
  first 100 systems.  No royalty due thereafter.

        b) Vivid to pay Gilardoni a royalty of $3,000 for the first 167 systems in the form of a prepaid royalty. Vivid to pay remaining $201,000 to Gilardoni per contract. No royalty due thereafter.

2. Documentation for new Model APS to be forwarded to Gilardoni in a timely manner as released.

3. Both parties agree to utilize a mutually agreeable revision control procedure.

4.   Parties agree to reduce prices in contract as follows:

     a)   Monobloc/inverter assembly $5,250 USD maximum.

     b)   Operator console assembly $5,100 USD maximum.

5.   All other terms and conditions of the contract to be in effect.



Agreed:

/s/ Richard Bisson               /s/ Stephen Reber
Richard Bisson                   Stephen Reber
Gilardoni S.p.A                  Vivid Technologies, Inc.
October 23, 1997                 October 23, 1997